Exhibit 99.1

Media Relations Contact:
Brian Ziel (408.658.1540) brian.ziel@seagate.com

SEAGATE TECHNOLOGY ANNOUNCES

OFFERING OF $500 MILLION OF SENIOR UNSECURED NOTES

CUPERTINO, CA — October 31, 2013 — Seagate Technology plc (NASDAQ: STX) today announced that it intends, subject to market and other conditions, to offer up to $500 million aggregate principal amount of senior notes (the “Notes”) in a private placement. The Notes are expected to be issued by Seagate HDD Cayman, an indirect wholly-owned subsidiary of Seagate Technology plc, and guaranteed by Seagate Technology plc.

Seagate intends to use the net proceeds from the offering of the Notes for general corporate purposes, which may include, but are not limited to, the retirement of a portion of its outstanding indebtedness, capital expenditures and other investments in the business.

About Seagate

Seagate is a world leader in hard disk drives and storage solutions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful. The Notes to be offered have not been and will not be registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending December 27, 2013 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to:  the uncertainty in global economic conditions, as consumers and businesses may defer purchases in response to tighter credit and financial news; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; possible excess industry supply with respect to particular disk drive products; and the Company’s ability to achieve projected cost savings in connection with restructuring plans. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 29, 2013 and the Company’s Annual Report on Form 10-K filed with the SEC on August 7, 2013, the “Risk Factors” section of which is incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made. # # #